Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Form S-1 Registration Statement of CarbonMeta Technologies, Inc. (the “Company”) of our report dated July 29, 2022 relating to the audit of the consolidated financial statements of the Company for the years ended December 31, 2022 and 2021 included in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
October 11, 2022